UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

99 CENTS ONLY STORES LLC

(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2015, Richard A. Anicetti gave notice of his resignation as a member of the Board of Directors of Number Holdings, Inc. (“Holdings”), the parent of 99 Cents Only Stores LLC (the “Company”), effective immediately.  Mr. Anicetti has accepted an offer to serve as President and Chief Executive Officer of The Fresh Market, Inc., a retail grocer based in Greensboro, North Carolina.  Mr. Anicetti’s resignation was not the result of any disagreement with Holdings or the Company on any matter relating to the operations, policies or practices of Holdings or the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99 CENTS ONLY STORES LLC

Date: September 2, 2015

	By:	/s/ Andrew A. Giancamilli
	Name:	Andrew A. Giancamilli
	Title:	Interim President and Chief Executive Officer